SECON AMENDMENT LEASE nd 0 NOW, THEREFORE, in consideration of the foregoing agreements, ter.ms, provisions and conditions herein conta-ined'-, hereby amend the Lease as follows: wlfNEssEfH: A. Reference is made to that certain lease (the "Oriqinal Lease") dated as of Yay.4, ?04.1,between Landlord and...Tenant, for cbrtain dEmEeE-fth-e '?remjgegj located in the building (the."Buildinq) !1own as 101 Cottege Strebt, Neffitven; Connecticut,_as amencl'cd by ttrElcefrain First Amendment date"d as of Augu st lO, Z.OZI (he..'Eirs!-4mqdnqn1", tbgether with the Original Lease, the "rxisTinq Ldaie). Capitalized terms and phrases used and not defi-ned herein stratt frdve-tfid?e ascribed to them in the- Existing Lggse. For purposes of the Existing Lease and this Second Amendmelt, refelenqes to "the Lease'] or"'this Lease" or wordi of simltai import shall mean and refer to th.e Existing Lease, as amended by this Second nmenOm'ent, unless the context clearly dictates otherwise. B. The Existing -Lease .provides that the Premises contains approximately 164577 rentable gquag feet and'constituting. the 4th, 5th and 6th floors of ihe euiiding'. As further set forth-herein, Tenant desires tdlease certain additional space tocaied oii the first (1st) floor of the Building. C. Landlord's Work has been substantially completed and the final remeasurement has been completed by Elkus Manfredi-Archite'cts Ltd. and certified to Landlord and Tenant in accorciance with the Lease. Per the final remeasurement, 1i) Jlt"-l"llqble square footage of the. Premises is 163,784 in the aggregate, comprise'd'o'f O 54,35?._renlable g-q.u?r.ej9gt on the sixth (6th) floor, (ii) 54,556 idntaile iquarb feet on the,fifth (Sth) floor, (iii) 54,645-.re1!qQ!e-.squa're Teet oh'the fourth (4th) floor,'and (iv) 2C1 rentable square feet on the first (1't) floilr, gnd (y) the rentable .square footagei <it ttre Expansion space is 53,435 rentable 3quare feet ciir'the third (3d) flobr. D. ln accordance with Section 39.1 of the Lease, Landlord and Tenant are entering into this Second Amendment to (i) confirm. the final ientable square footages of the Premises, the Expansion Space, anci the Building, and (ii) chaniles in the"fiieA Rent and other charg.es due under the Lease based uifon the ientabld square tootage of the Premises andlhe Building and the increased amount of Landlord's'Contribuiiol, as set forth below, Execution Copy dated as of December , LLC ("Landlord") and the covenants, Landlord and Tenant 1. Recitals. The Recitals set forth above are true and correct and by this referenceTre incorporated herein in itreir entiEit.- 2. Modification of Premises. ^ (a) Effective as of the Effective Date, the definition of "Premises" set forth in Section 2.1 of the Lease, as previously'amended by Section 2(a) of tfre firit -1- t :l 1605472224.4 Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions. Exhibit 10.3

Amendment, is hereby amended by deleting the first sentence of Section 2.1 of the Lease in its entirety and replacing it with the following: "Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described (the "Premises"), consisting of approximately 163,784 rentable square feet consisting of the 4th, 5th and 6 th floors, and a portion of the 1 st floor, of a building, associated below grade parking garage, and associated subsurface improvements known as 101 College Street, New Haven, Connecticut (the "Building"), as such Premises are shown on the plans attached hereto as Exhibit 2.1 (the "Premises Plans"), together with the non-exclusive right to use the common areas for their intended purposes, for the Term hereinafter stated, for the rents hereinafter reserved, and upon and subject to the terms, restrictions and reservations hereinafter provided in this Lease and those matters of record set forth on Exhibit 2.1 (a), all of which Tenant shall conform to (Landlord represents that none of such matters of record prohibit use of the Premises for the Permitted Use)." (b) Effective as of the Effective Date, Exhibit 2.1 to the Lease, as previously amended by Section 2(b) of the First Amendment, is hereby deleted in its entirety and replaced with Exhibit 2.1 attached to this Second Amendment. (c) Effective as of the Effective Date, Exhibit 4.1 to the Lease, as previously amended by Section 2(c) of the First Amendment, is hereby deleted in its entirety and replaced with Exhibit 4.1 attached to this Second Amendment. 3. Modification of Expansion Space Square Footage. (a) Effective as of the Effective Date, the definition of "Expansion Space" set forth in Section 36.1 of the Lease, as previously amended by Section 3 of the First Amendment, is hereby amended by deleting the first two sentences of Section 36.1 in their entirety and replacing them with the following sentence: "Provided that Tenant is not in default (beyond applicable notice or cure period(s)) of its obligations under this Lease at the time Tenant makes such election or at the time that the Expansion Space (as defined below) is added to this Lease, Tenant shall have the one-time right to expand the Premises (the "Expansion Option") to include the third (3rd) floor of the Building consisting of approximately 53,435 rentable square feet (the "Expansion Space"), as such Expansion Space is shown on the plan attached hereto as Exhibit 2.1-1, effective during the first Lease Year by providing prior written notice (the "Expansion Notice") to Landlord at least six (6) months prior to the date (the "Expansion Delivery Date") within the first Lease Year that Tenant seeks to add the Expansion Space to the Premises." (b) Exhibit 2.1-1 showing the Expansion Space is attached hereto. 4. [**] Landlord's Contribution. The parties hereby confirm that, in accordance with Section 4 of the First Amendment, the [**] Letter of Credit was timely delivered to Landlord and the Landlord's Contribution was [**] to $[**] per rentable square foot of the Premises. Accordingly, Landlord's Contribution shall be $[**] (the product of (i) $[**] times (ii) [**]). 5. Additional Amendments to Lease. Effective as of the Effective Date, Landlord and Tenant hereby agree to further amend the Existing Lease, as follows: - 2 - 1605472224.4

(a) The Rent Commencement Date is June 1, 2024.

(b) The Expiration Date is May 31, 2034.

(c) Right of First Offer; Amendment. Effective as of the Effective Date, the first sentence of Section 37.1 of the Original Lease, as previously amended by Section 6(b) of the First Amendment, is hereby deleted in its entirety and replaced with the following:

"In the event that during the Term, any leasable space on a floor in the Building that is contiguous to the initial (after taking into account the modification of the Premises set forth in Section 2 of the First Amendment) Premises leased hereunder (and, following the exercise of Tenant's expansion rights pursuant to Article 36, the Premises as so expanded) (the "**ROFO Space**") is or is to become available for rental and Landlord wishes to lease such space to any person other than the then current occupant(s) thereof (if any), and, in the further event that Tenant is not then in default (beyond any applicable grace or notice period) of its obligations to Landlord under this Lease, Landlord shall, before entering into a Lease for all or any portion of such space, make a written offer to lease the same to Tenant ("**Landlord's RFO Offer**")."

6. Lender Consent. Landlord represents to Tenant that, as of the Effective Date, Landlord has obtained from the holder of its existing mortgage consent to this Second Amendment.

7. Brokerage. Each of Landlord and Tenant represents that in the negotiation of this Second Amendment it dealt with no real estate broker or salesman. Each party shall indemnify and hold harmless the other party from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation. The foregoing indemnity shall also cover all fees, costs and expenses, including attorneys' fees, which the claiming party incurs to defend against any such claim (which the indemnifying party shall pay upon demand). The provisions of this Section 7 shall survive the expiration or earlier termination of the Lease.

8. Ratification of the Lease. As modified by this Second Amendment, the Existing Lease and all of the covenants, agreements, terms, provisions and conditions thereof are hereby ratified and confirmed by Tenant and Landlord in all respects.

9. Counterparts. This Second Amendment may be executed in one or more counterparts (including by fax, pdf or other electronic means) and each of such counterparts shall, for all purposes, be deemed to be an original, but all such counterparts shall, when taken together, constitute one and the same instrument. The delivery of an unexecuted counterpart of this Second Amendment to Tenant shall not be deemed an offer by Landlord and this Second Amendment shall not be binding on Landlord unless and until Landlord shall deliver to Tenant a fully executed counterpart hereof.

[Balance of Page Intentionally Left Blank – Signature Page to Follow]

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1605472224.4

IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first written above.

LANDLORD:

101 COLLEGE STREET, LLC

Witness:

By: HRSE- Winstanley I, LLC, its Sole Member

____

Virginia Barbati

Stephanie Leuling

By: ______________________
Name: Carter J. Winstanley
Title: Authorized Signatory

TENANT:

Witness:

ARVINAS OPERATIONS, INC.

Aimee Alicea
Pearle A. Gabri

By: ______________________
Name: Sean Cassidy
Title: CFO and Treasurer

Guarantor hereby confirms its obligation as Guarantor as set forth in the Guaranty dated as of May 4, 2021 in connection with the Lease and specifically confirms that such Guaranty extends to and applies with respect to the Lease, as amended by this Second Amendment:

GUARANTOR:

ARVINAS, INC.

BY: ______________________
Name: Sean Cassidy
Title: CFO & Treasurer

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1605472224.4

STATE OF Massachusetts)
: ss. Concord
COUNTY OF Middlesex) City/Town

On this the 20th day of December, 2023, before me, personally appeared Carter J. Winstanley, an Authorized Signatory of **101 COLLEGE STREET, LLC,** signer and sealer of the foregoing instrument, and who acknowledged the same to be the free act and deed of said **101 COLLEGE STREET, LLC**, and his/her free act and deed as such Authorized Signatory thereof.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Pamela M. D'Ambrosio

Commissioner of the Superior Court
Notary Public
My Commission Expires:

PAMELA M. D'AMBROSIO NOTARY PUBLIC COMMONWEALTH OF MASSACHUSETTS MY COMMISSION EXPIRES MARCH 16, 2029

STATE OF Connecticut)
: ss. New Haven
COUNTY OF New Haven) City/Town

On this the 14th day of December, 2023, before me, personally appeared Sean Cassidy, an CFO & Treasurer of **ARVINAS OPERATIONS, INC.,** signer and sealer of the foregoing instrument, and who acknowledged the same to be the free act and deed of said **ARVINAS OPERATIONS, INC.**, and his/her free act and deed as such ____________ thereof.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

ELSIE ODISHAW
Notary Public, State of Connecticut
My Commission Expires 06/30/2028

Commissioner of the Superior Court
Notary Public
My Commission Expires:

ELSIE ODISHAW
Notary Public, State of Connecticut
My Commission Expires 06/30/2028

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1605472224.4